                                                                  Exhibit 99.10

                              SARA LEE CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     This Notice of Guaranteed Delivery or one substantially similar hereto must be used to participate in the exchange offer of Sara Lee Corporation, as set forth in the offering circular-prospectus dated March 8, 2001 and the accompanying Letter of Transmittal, if (1) your stock certificate(s) representing shares of Sara Lee common stock are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or
(3) you cannot deliver the certificate(s) and all other required documents to Mellon Investor Services LLC, the exchange agent, prior to the expiration date (as defined in the offering circular-prospectus). You may deliver this notice of guaranteed delivery by hand, facsimile transmission or mail to the exchange agent. For more details see the section entitled "The Exchange Offer -- Guaranteed Delivery Procedure" in the offering circular-prospectus.

     The Depository for the exchange offer is:


                          MELLON INVESTOR SERVICES LLC

               BY MAIL:                                BY HAND:                       BY OVERNIGHT DELIVERY:
Mellon Investor Services                 Mellon Investor Services              Mellon Investor Services
Attn:  Reorganization Department         Attn:  Reorganization Department      Attn:  Reorganization Department
Post Office Box 3341                     120 Broadway, 13th Floor              85 Challender Rd-Mail Drop-Reorg
South Hackensack, NJ 07606               New York, NY  10271                   Ridgefield Park, NJ  07660

                                              BY FACSIMILE TRANSMISSION:
                                           (for Eligible Institutions only)
                                                    (201) 296-4293
                                                Confirm by Telephone:
                                                    (201) 296-4680


        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
       ABOVE OR TRANSMISSION VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER
          THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the Instructions thereto, such signature guarantee must appear in Section III of the Letter of Transmittal.

     BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT THE SHARES OF SARA LEE COMMON STOCK LISTED ON THIS NOTICE WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE, INC. TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. FAILURE TO DELIVER STOCK CERTIFICATE(S) OR COMPLETE BOOK-ENTRY TRANSFER OF SUCH SHARES OF SARA LEE COMMON STOCK BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

     I hereby tender to Sara Lee Corporation the shares of Sara Lee common stock listed below, upon the terms of and subject to the conditions set forth in the offering circular-prospectus and the related Letter of Transmittal and the Instructions thereto, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the offering circular-prospectus:

Certificate No.                          Number of Shares


------------------------------           ---------------------------------------

------------------------------           ---------------------------------------

------------------------------           ---------------------------------------

------------------------------           ---------------------------------------



THE BOOK-ENTRY TRANSFER FACILITY                         SIGN HERE
ACCOUNT NUMBER (IF THE SHARES OF
 SARA LEE COMMON STOCK WILL BE
TENDERED BY BOOK-ENTRY TRANSFER)         ---------------------------------------


------------------------------           ---------------------------------------
      ACCOUNT NUMBER                                  SIGNATURE(S)

------------------------------           ---------------------------------------
    NUMBER OF SHARES                          NUMBER AND STREET OR P.O. BOX

Dated:__________________________, 2001
                                         ---------------------------------------
                                                  CITY, STATE, ZIP CODE


                                    ODD-LOTS

     This section is to be completed ONLY if shares of Sara Lee common stock are being tendered by or on behalf of a person owning beneficially and of record an aggregate of less than 100 shares of Sara Lee common stock.

Check one:

     / / I am the owner beneficially and of record of less than 100 shares of Sara Lee common stock, all of which are being tendered, or

     / / I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering, for the beneficial owners thereof, shares of Sara Lee common stock with respect to which I am the record owner, and
          (2) believe, based upon representations made to me by each such beneficial owner, that such owner owns beneficially less than 100 shares of Sara Lee common stock, and is tendering all such shares.



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



                                    GUARANTEE


                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, (a) represents and guarantees that the above-named person(s) "own(s)" the shares of Sara Lee common stock tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended, (b) represents and guarantees that the tender of such shares of Sara Lee common stock complies with Rule 14e-4, and (c) guarantees delivery to the exchange agent of certificates for the shares of Sara Lee common stock tendered hereby, in proper form for transfer, or delivery of such shares of Sara Lee common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal and any other required documents, unless an agent's message is utilized, all within three NYSE trading days after the date hereof.

                                        ------------------------------
                                        FIRM NAME (PRINT)

                                       ------------------------------
                                        AUTHORIZED SIGNATURE

                                       ------------------------------
                                        ADDRESS

                                       ------------------------------
                                        CITY, STATE, ZIP CODE

                                       ------------------------------
                                       AREA CODE AND TELEPHONE NUMBER

Date: ________________, 2001


                DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED
             DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE
                   LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT
                (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).


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